Exhibit 99.5

                       EXCLUSIVE MANAGEMENT AGREEMENT


     EXCLUSIVE MANAGEMENT AGREEMENT (the "Agreement") dated as of March 31, 1999, by and among Cellco Partnership, a Delaware general partnership doing business as Bell Atlantic Mobile ("BAM"), the Listed Partnerships (listed on the signature pages hereof), and Crown Atlantic Company LLC ("Manager") with reference to the following Preamble:

          BAM and the Listed Partnerships (each, an "Owner" and, collectively, the "Owners") are the owners of certain tower structures, interests in real property related thereto, and related assets, property rights, liabilities and obligations (hereinafter defined as Managed Assets and Related Liabilities). Manager is engaged in the business of owning, managing and operating assets similar to the Managed Assets and Related Liabilities. BAM and the Listed Partnerships desire to engage Manager to provide, and Manager desires to provide, Management Services (hereinafter defined) for such Managed Assets and Related Liabilities upon the terms and conditions herein contained. BAM, Crown Castle International Corp., CCA Investment Corp. and certain other Transferring Partnerships are parties to a Formation Agreement dated as of December 8, 1998 (as amended through the date hereof, the "Formation Agreement"). (All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Formation Agreement.)

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                 ARTICLE 1.
                                Definitions

     1.1 "Managed Assets" with respect to an Owner shall mean all right, title and interest of such Owner in and to all of the assets, properties and rights of such Owner to all Tower Structures of such Owner, all of such Owner's rights to all Tower Sites; all Tower Related Assets of such Owner; and all rights under any Governmental Permits (excluding FCC licenses) held exclusively with respect to the ownership or use of the Tower Structures or Tower Sites of such Owner and not used or useful by such Owner in any other part of its business and operations, to the extent such Governmental Permits may be managed hereunder. The Managed Assets shall not include any Excluded Assets.

     1.2 "Excluded Assets" shall mean (a) all assets, properties and rights contributed to Manager on the date hereof pursuant to the Formation Agreement, (b) any communications antennae, microwave transmitters or receivers, wiring, devices, switches, generators or other communications equipment, or any buildings, shelters or other structures housing such equipment with respect to the Tower Structures and Tower Sites; (c) an Owner's rights to the real estate listed in Schedule 2.3.2(b) to the Formation Agreement, being real estate on which switch equipment of such Owner or its Affiliates is located; (d) corporate seals, Charter Documents, minute books, stock books, tax returns, books of account and other financial records of an Owner, sales and marketing catalogs, brochures and advertising material, the names "NYNEX," "Bell Atlantic," "Bell Atlantic Mobile," "BAM," "Cellco," "Cellular One" and all other names under which an Owner or any of its Affiliates (excluding Manager, if for some reason


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Manager falls within the definition of an Affiliate of an Owner) conducts business; (e) all Intellectual Property of an Owner or any Affiliate of an Owner, other than plans and specifications of the Tower Structures and data (in electronic or machine-readable form) with respect to third party tenants and lessors with respect to the Tower Structures; (f) any equipment or transmissions systems used by an Owner for the remote monitoring of the Tower Structures; (g) any assets, properties or rights which are not exclusively Managed Assets including, but not limited to, any funded employee benefit plan assets attributable to an employee benefit plan maintained by an Owner or any Affiliate of an Owner; (h) the rights that accrue or will accrue to an Owner under this Agreement or any of the other Transaction Documents; (i) any claims or rights against third parties except solely to the extent such claims or rights relate to Assumed Liabilities, the BAM Contributed Assets, the Managed Assets or the Related Liabilities; (j) any and all rights retained by and/or granted to BAM pursuant to the Global Lease; (k) the assets specified in Schedule 2.3.2 to the Formation Agreement; and (l) any Tower Sites (and all Tower Structures, Tower Related Assets and other BAM Contributed Assets associated with such Tower Sites) excluded from the BAM Contributed Assets pursuant to Sections 2.3.5, 2.3.6 and 6.1.7 of the Formation Agreement or which would have been excluded from the Managed Assets if the Managed Assets had been BAM Contributed Assets.


     1.3 "Excluded Liabilities" means (a) all Liabilities of an Owner under all Contracts and purchase orders included within the Managed Assets which would be BAM Retained Liabilities if such Managed Assets had been included in the BAM Contributed Assets; (b) all other Liabilities of an Owner in respect of the Managed Assets existing as of the date hereof which would be BAM Retained Liabilities if the Managed Assets had been included in the BAM Contributed Assets; and (c) the rents, revenues, Taxes, charges and payments that would be apportioned for the account of an Owner pursuant to
Section 2.3.8 of the Formation Agreement if the Managed Assets were BAM Contributed Assets under the Formation Agreement.

     1.4 "Related Liabilities" means (a) all Liabilities (other than any of the Excluded Liabilities) of an Owner under all Contracts and purchase orders included within the Managed Assets; (b) all Liabilities (other than any of the Excluded Liabilities) of an Owner in respect of the Managed Assets existing as of the date hereof; and (c) the rents, revenues, Taxes, charges and payments that would be apportioned for the account of the Manager pursuant to Section 2.3.8 of the Formation Agreement if the Managed Assets were BAM Contributed Assets under the Formation Agreement.

     1.5 "Tower Related Assets" shall mean with respect to an Owner (a) the leases of rights to use spaces on the Tower Structures that are identified in Annex I hereto for such Owner and located on Tower Sites of such Owner (the "Tower Leases") and security deposits (if any) from tenants under the Tower Leases, (b) the Site Leases of such Owner, (c) all Contracts with respect to the management, operation, maintenance, servicing and construction of, and the provision of utility services to, the Tower Structures ("Tower Service Contracts"), (d) any existing leases (or licenses or other Contracts) of an Owner for equipment or other personal property which are Tower Structures ("Tower Equipment Leases"), (e) all prepaid items, unbilled costs and fees, and accounts, notes and other receivables under the Tower Service Contracts, Site Leases and Tower Equipment Leases as of the date hereof ("Prepaid Expenses"), (f) all rights to any warranties held by an Owner with respect to the Tower Structures or Tower Related Assets to the extent such rights are assignable, including those assignable with consent to the extent such consents are received, or, to the extent not so received, all amounts received by an Owner with respect to claims made after the date hereof with respect to such unassigned rights to any warranties, and (g) copies of, or extracts from, all current files and records of an Owner to the extent that


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such files or records contain information solely related to the design, construction, management, operation, maintenance, ownership, occupancy or leasing of the Managed Assets.

     1.6 "Tower Sites" shall mean the sites of the Tower Structures that are owned or leased by such Owner, including all fee, ground leasehold interests and easements pertaining to such tower sites owned by such Owner and shall include the leasehold interest in and to the real property associated with the Tower Structures pursuant to the terms of the ground leases related thereto identified in Annex I (the "Site Leases").

     1.7 "Tower Structures" shall mean with respect to an Owner the communications tower structures situated at the locations that are identified on Annex I and owned or leased by such Owner, and such Owner's rights to all attached tower lighting equipment, alarm systems, grounding systems and physical improvements on each Tower Site, including fencing, along with any tenant leases, easement rights necessary for access to the Tower Structure and for location of the Tower Structure and guy wires, if any, associated therewith; provided however, such term does not include any equipment, property or other assets placed upon the Tower Structures or Tower Sites by third parties pursuant to Tower Leases or other Contracts or any Excluded Assets.


                                 ARTICLE 2.
                           Services, Compensation

     2.1 Management Services. As regards Managed Assets of an Owner, Manager shall provide to each such Owner the services described in this
Section 2.1 (the "Management Services"). Manager shall manage all aspects of the ownership and operation of the Managed Assets and in connection therewith, Manager shall (i) punctually pay and perform on behalf of each Owner all obligations of the Owner under all Contracts or other Liabilities with respect to the Managed Assets relating to periods on or after the date hereof, and (ii) punctually collect on behalf of the Owner all revenues relating to periods on or after the date hereof from the Managed Assets and exercise all rights on behalf of the Owner with respect to the Managed Assets. Without limiting the generality of the foregoing, Manager shall have the right, without obtaining the prior consent of any Owner, to exercise any renewal or extension option or right expressly set forth in any of the Contracts, Site Leases or other Managed Assets. Alternatively, Manager shall have the right to give a written direction to an Owner for the Owner to exercise any such option or right; and each Owner agrees that it shall promptly comply with any such written direction from Manager. Further, Manager shall have the right, without obtaining the prior consent of any Owner, at Manager's sole risk, cost and expense, to make capital improvements to the Managed Assets provided that Manager has the express right to do so under the provisions of the applicable Site Lease and Manager performs same in a manner consistent with all tenant leases of space on the applicable Tower Structures (if applicable) and in a manner that does not disturb, interfere with or otherwise adversely affect the use or operation of an Owner's communications facilities or equipment located on or at the applicable Managed Asset or an Owner's access to such communications facilities or equipment. From time to time Manager may negotiate on behalf of each Owner such leases of rights to use spaces on the Tower Structures included in the Managed Assets, subject to the prior written approval of such Owner as to the terms and conditions thereof, which approval shall not be unreasonably withheld or delayed and shall be given if the terms and conditions of a proposed lease are substantially similar to the standard terms and conditions that Manager uses in leasing rights to use space on communications tower structures owned by Manager.


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     2.2 Standard of Performance. Management Services performed by Manager pursuant to this Agreement shall be provided with the same standard of care, diligence and performance which Manager is obligated to meet under the Global Lease (as if the Manager were the "Lessor" under the Global Lease and the Managed Assets were properties subject to a "Supplement" under the Global Lease). Except for the duties or actions expressly reserved to the Owner under this Agreement with respect to the Managed Assets, Manager shall perform all actions and render the same services with respect to the Managed Assets as Manager would be required to perform and render if Manager were the "Lessor" under the Global Lease and the Managed Assets were properties subject to a "Supplement" under the Global Lease. Each Owner shall be entitled to rights (including, without limitation, use rights) and obligations (including, without limitation, payment obligations, which payment obligations are set forth in Annex II hereto and are subject to the provisions of Section 2.3(a) below) with respect to such Owner's Managed Assets as such Owner would be entitled to or required to perform if such Owner were the "Lessee" under the Global Lease and such Managed Assets were properties subject to a "Supplement" under the Global Lease. Manager agrees to perform the Management Services in accordance with the time commitments of the Owners that may be expressly set forth in the Contracts, Site Leases or other Managed Assets. Manager will not commingle funds of an Owner with those of Manager or any other party. Manager will assure that assets and properties of an Owner will be clearly identified and treated as belonging to the Owner and not to Manager. Manager will be responsible for the consequences of its performance or failure to perform in a timely or appropriate manner.

     2.3 Amount of Compensation. The payments provided for in this Section
2.3 shall be the sole compensation to which Manager is entitled for the performance of Manager's duties under this Agreement. It is the intent of the parties that from and after the date of this Agreement, Manager shall be responsible for, and entitled to, all economic gain and loss associated with the use, ownership, possession, operation, leasing, management or all other activities related to the Managed Assets.

          (a) Periodic Cash Payment. The "Periodic Cash Payment" for any period of time shall mean the remainder of the total amount of cash actually received by each Owner from third parties during that period with respect to the Managed Assets, plus an amount equal to the amount which the Owner would otherwise have paid Manager if such Owner's Managed Assets were properties subject to a "Supplement" under the Global Lease, as such amount is specified in Annex II hereto, reduced by the total amount of cash actually paid by the Owner (including the following amounts owing by the Owner under Site Leases: rents, real estate taxes and personal property taxes assessed other than those personal property taxes attributable to the Owner's equipment located on the applicable Tower Structures) with respect to the Managed Assets. During the Term, Manager shall be entitled to receive and retain all cash received by Manager from third parties with respect to the Managed Assets. During the Term, Manager shall be responsible for bearing all taxes, costs and expenses of any type whatsoever relating to the Managed Assets, excepting only personal property taxes attributable to the Owners' equipment located on Tower Structures. During the Term, Manager shall be obligated to pay all such taxes, costs and expenses, excepting only those set forth in the following sentence, and shall not (i) seek reimbursement for any such expense from any Owner or
(ii) pay any expense out of any funds of any Owner. During the Term, each Owner shall pay (directly to the landlord or lessor or applicable taxing authority) the following amounts owing by the Owner under Site Leases: rents, real estate taxes and personal property taxes; and all such amounts, excepting only personal property taxes attributable to the Owner's equipment located on Tower Structures, shall be for the account of Manager and a deduction in the calculation of the Periodic Cash Payment amounts. No later than the 20th day of each calendar month, each Owner shall pay to Manager an amount equal to the Periodic Cash Payment for the previous


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calendar month, which payment shall be accompanied by a reasonably detailed calculation of the Periodic Cash Payment, together with reasonable evidence supporting the calculation.

          (b) Related Liabilities. Manager shall pay and discharge each of the Related Liabilities in accordance with their terms.

          (c) Excluded Liabilities. Each Owner shall pay and discharge each of the Excluded Liabilities related to such Owner's Managed Assets in accordance with their terms.

          (d) Apportionments. Manager shall pay to each Owner and each Owner shall pay to Manager the amounts which would have been required to be paid for prorations with respect to the Managed Assets and Related Liabilities under Section 2.3.8 of the Formation Agreement if such Managed Assets had been BAM Contributed Assets under the Formation Agreement.

          (e) Costs and Expenses. Manager shall pay its own costs and expenses and the costs and expenses of its agents and subcontractors and no part of such payments shall be for the account of an Owner.


                                 ARTICLE 3.
                            Ancillary Covenants

     3.1  Access, Audit.

          (a) Manager shall give to each Owner and such Owner's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to its business and shall permit them to consult with the officers, employees, accountants, counsel and agents of Manager for the purpose of making such investigation of the Managed Assets, the Related Liabilities, the Management Services, the Periodic Cash Payments and the apportionments as such Owner shall desire to make, provided that such investigation shall not unreasonably interfere with the business operations of Manager. Furthermore, Manager shall furnish to each Owner copies of all documents and records and information with respect to the Managed Assets, the Related Liabilities, the Management Services, the Periodic Cash Payments and the apportionments and copies of any working papers relating thereto as an Owner shall from time to time reasonably request and shall permit an Owner and its agents to make such physical inventories and inspections of the properties and assets used in connection with its business as an Owner may reasonably request from time to time. Manager shall maintain complete records of all revenues, costs, cash receipts, cash disbursements and other items taken into account in determining the Periodic Cash Payments hereunder for three (3) years after termination of this Agreement. All such records shall be maintained in accordance with recognized accounting practices. Each of the Owners shall have the right, through its authorized representatives, to examine and audit such records at all reasonable times.

          (b) Each Owner shall give to Manager and its officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the records and other documents relating to such Owner's payment obligations and indemnification obligations under this Agreement and shall permit them to consult with the officers,


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employees, accountants, counsel and agents of such Owner for the purpose of making such investigation of such payment and indemnification obligations of such Owner that Manager shall desire to make, provided that such investigation shall not unreasonably interfere with the business operations of such Owner. Furthermore, each Owner shall furnish to Manager copies of all documents and records and information with respect to such Owner's payment and indemnification obligations under this Agreement as Manager shall from time to time reasonably request. Each Owner shall maintain complete records relating to its payment and indemnification obligations under this Agreement for three (3) years after termination of this Agreement. All such records shall be maintained in accordance with recognized accounting practices. Manager shall have the right, through its authorized representatives, to examine and audit such records at all reasonable times.

     3.2  Insurance.

          (a) The parties hereby waive (for themselves and for any party which may have a right of subrogation or similar right, including, without limitation, any insurer) any and all rights of action for negligence against the other which may hereafter arise on account of damage to a Tower Structure, resulting from any fire, or other casualty of the kind covered by standard fire insurance policies with extended coverage, regardless of whether or not, or in what amounts, such insurance is now or hereafter carried by the parties, or either of them. Manager agrees that any Owner may self-insure against any loss or damage which could be covered by a comprehensive general public liability insurance policy.

          (b) Notwithstanding the foregoing, Manager shall at all times, maintain adequate insurance covering the Managed Assets and its properties and other assets used in connection with performing its obligations hereunder, in at least the amounts and types of coverage customary in the wireless telecommunications industry. In the event of any accident, casualty or occurrence which results in damage to, or impairment of use of a Tower Structure, Manager shall take all actions necessary to promptly restore the Tower Structure to a condition fit for the applicable Owner's intended use, utilizing the proceeds of any applicable insurance proceeds in addition to any other sums which may be required.

     3.3 Subcontracting. Manager shall be liable for the conduct of each subcontractor engaged by Manager to perform any of the Management Services to the same extent as Manager's liability under this Agreement and for all fees and expenses of such subcontractor.

     3.4 Property. Title to all assets, properties or rights owned by the Owners and furnished to Manager shall remain that of the Owners and be used only in the performance of this Agreement until such time, if any, that such assets, properties or rights are transferred or conveyed to Manager under Section 5.4 below. Manager shall be responsible for any loss of or damage to the assets, properties or rights of an Owner which are in Manager's possession or control, but Manager shall not be obligated to pay or reimburse Owner for any amounts in respect of any loss of or damage to any of the Managed Assets. Manager and its representatives shall, while on the premises of an Owner, comply with all site rules and regulations in effect, including security requirements. However, in light of the parties' intention that from and after the date of this Agreement, Manager shall be responsible for, and entitled to, all economic gain and loss associated with the use, ownership, possession, operation, leasing, management or all other activities related to the Managed Assets, in order for an Owner to increase the space that it occupies or uses on any Tower Structure or Tower Site included in the Managed Assets beyond the space that such Owner occupies or uses on such Tower Structure or Tower Site, such Owner


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shall be required to pay Manager an amount for increased space that is equal to the amount that would have been payable by such Owner to Manager under the Global Lease, if the applicable Managed Assets were properties subject to a "Supplement" under the Global Lease.

     3.5 Compliance with Laws. Manager, its employees and representatives shall, in providing Management Services under this Agreement, comply with all local, state and federal laws, rules and regulations applicable to it. Each Owner, its employees and representatives shall, in performing such Owner's obligations under this Agreement, comply with all local, state and federal laws, rules and regulations applicable to it.

     3.6 Information Regarding Managed Assets. On or before April 30, 1999, each Owner shall deliver to Manager, with respect to the Managed Assets of such Owner, completed (but not executed) "Supplements" under the Global Lease or another form of documentation which provides Manager with the same information regarding such Managed Assets as would be provided if such Owner completed a "Supplement" under the Global Lease for such Managed Assets.


                                 ARTICLE 4.
                              Indemnification

     4.1 Indemnification by Manager. From and after the Closing, Manager shall indemnify and hold harmless each Owner, its successors and assigns and its officers, directors, employees, agents and any Person who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Owner Party") from and against any Losses that such Indemnified Owner Party may sustain, suffer or incur and that result from, arise out of or relate to (i) the use, ownership, possession, operation, leasing, management or any other activities (other than activities of any Owner or of any Affiliate of any Owner, excluding Manager, if for some reason Manager falls within the definition of an Affiliate of an Owner) related to the Managed Assets during the Term and any Management Services provided hereunder (except only an Owner's obligation to pay to Manager the compensation provided for in Section 2.3 hereof), (ii) any Related Liability, (iii) any apportionments allocated to Manager pursuant to Section 2.3(d) hereof, (iv) any claim that any of the Management Services (including, without limitation, any report or document delivered by Manager as part of the Management Services) infringes or misappropriates any patent, copyright, trademark, trade secret or other intellectual property right of any third party, or (v) any breach by Manager of any covenant, obligation or warranty contained herein.

     4.2 Indemnification by Owners. From and after the Closing, each Owner shall indemnify and hold harmless Manager, its successors and assigns and its officers, directors, employees, agents and any Person who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Manager Party") from and against any Losses that such Indemnified Manager Party may sustain, suffer or incur and that result from, arise out of or relate to (i) the use, ownership, possession, operation, leasing, management or any other activities related to such Owner's Managed Assets prior to the commencement of the Term or any activities of any Owner or of any Affiliate of any Owner (excluding Manager, if for some reason Manager falls within the definition of an Affiliate of an Owner), (ii) any Excluded Liability related to such Owner's Managed Assets, (iii) any apportionments allocated to such Owner pursuant to Section 2.3(d) hereof, and (iv) any breach by such Owner of any covenant, obligation or warranty contained herein.


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     4.3 Procedure for Indemnification Claims.

          (a) Any Indemnified Owner Party or Indemnified Manager Party that desires to seek indemnification under any provision of this Article 4 or any other provision of this Agreement providing for indemnification (each, in such capacity, an "Indemnified Party") shall give notice (a "Claim Notice") to party that is obligated to indemnify the Indemnified Party hereunder, either Manager or the appropriate Owner (each, in such capacity, an "Indemnitor"). Such Claim Notice shall briefly explain the nature of the claim and the parties known to be involved, and shall specify the amount thereof. If the matter to which a claim relates shall not have been resolved as of the date of the Claim Notice, the Indemnified Party shall estimate the amount of the claim in the Claim Notice, but also specify therein that the claim has not yet been liquidated (an "Unliquidated Claim"). If an Indemnified Party gives a Claim Notice for an Unliquidated Claim, the Indemnified Party shall also give a second Claim Notice (the "Liquidated Claim Notice") within sixty (60) days after the matter giving rise to the claim becomes finally resolved, and the Second Claim Notice shall specify the amount of the claim. Any failure to give a Claim Notice in a timely manner pursuant to this Section 4.3(a) shall not limit the obligation of the Indemnitor under this Article 4, except to the extent such Indemnitor is prejudiced thereby. Each Indemnitor to which a Claim Notice is given shall respond to any Indemnified Party that has given a Claim Notice (a "Claim Response") within thirty (30) days (the "Response Period") after the later of (i) the date that the Claim Notice is given or
(ii) if a Claim Notice is first given with respect to an Unliquidated Claim, the date on which the Liquidated Claim Notice is given. Any Claim Notice or Claim Response shall be given in accordance with the notice requirements hereunder, and any Claim Response shall specify whether or not the Indemnitor giving the Claim Response disputes the claim described in the Claim Notice. If any Indemnitor fails to give a Claim Response within the Response Period, such Indemnitor shall be deemed not to dispute the claim described in the related Claim Notice. If any Indemnitor elects not to dispute a claim described in a Claim Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of such claim shall be conclusively deemed to be an obligation of such Indemnitor. If the Indemnitor notifies the Indemnified Party in the Claim Response that it disputes the claim made by the Indemnified Party, then the Indemnitor and the Indemnified Party shall endeavor in good faith for a period of thirty
(30) days to settle and compromise such claim, and if unable to agree on any settlement or compromise, such claim for indemnification shall be settled by arbitration in accordance with the provisions of Section 6.1 of this Agreement, and any Loss established by reason of such settlement, compromise or arbitration shall be deemed to be finally determined.

          (b) Any Loss that is finally determined in the manner set forth in Section 4.3(a) shall be paid by the Indemnitor to the Indemnified Party within thirty (30) days after (i) the last day of the Claim Response Period or (ii) the date on which such settlement, compromise or arbitration described in the last sentence of Section 4.3(a) shall have been deemed to be finally determined, as the case may be. If any Indemnitor fails to pay all or part of any indemnification obligation when due, then such Indemnitor shall also be obligated to pay to the applicable Indemnified Party interest on the unpaid amount for each day during which the obligation remains unpaid at an annual rate equal to the Prime Rate plus two percent (2%) per annum, and the Prime Rate in effect on the first (1st) business day of each calendar quarter shall apply to the amount of the unpaid obligation during such calendar quarter.

     4.4 Third Party Claims. An Indemnified Party that desires to seek indemnification under any part of this Article 4 with respect to any actions, suits or other administrative or judicial proceedings (each, an "Action") that may be instituted by a third party shall give each Indemnitor prompt notice of a third party's institution of such Action and tender defense of such Action to the Indemnitor, with counsel


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reasonably satisfactory to such Indemnified Party; provided, however, that such
Indemnified Party shall have the right to participate at its own expense in the defense of such Action; and provided, further, that the Indemnitor shall not consent to the entry of any judgment or enter into any settlement, that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a complete release therefrom, or (y) provides for injunctive or other non-monetary relief affecting the Indemnified Party, except with the written consent of such Indemnified Party (which consent shall not be unreasonably withheld, delayed or conditioned). The Indemnified Party shall render all assistance and cooperation to the Indemnitor (at Indemnitor's sole expense) which the Indemnitor may request in defense of any such Action including, without limitation, the making of witnesses and documents available for depositions, interrogatories and court proceedings. Any failure to give prompt notice and to tender the defense of an Action pursuant to this
Section 4.4 shall not bar an Indemnified Party's right to claim indemnification under this Article 4, except to the extent that an Indemnitor shall have been materially harmed by such failure.


                                 ARTICLE 5.

                             Term; Termination

     5.1 Effective Date and Term. The term of this Agreement ("Term") shall be effective as of the date first above written, and shall continue until the earlier to occur of (a) the transfer and contribution to Manager of all of the Managed Assets pursuant to Section 5.4 below, (b) the expiration of the term of the last to expire of the Site Leases included within the Managed Assets, if at the time of such expiration there are no owned Tower Sites included within the Managed Assets, or (c) termination by either party as provided in Section 5.2.

     5.2 Termination. This Agreement shall terminate upon (i) the execution of an agreement between the parties hereto providing for the termination of this Agreement, (ii) the dissolution of Manager pursuant to the terms and provisions of its operating agreement, or (iii) Manager or is adjudged bankrupt or insolvent; makes a general assignment for the benefit of its creditors; a trustee or receiver is appointed for Manager or for any of its property; or any voluntary petition by or on behalf of Manager is filed to take advantage of any debtor's act or to reorganize under the bankruptcy or similar laws. This Agreement shall terminate with respect to any Managed Assets to the extent that such Managed Assets shall have been transferred and contributed to Manager, or excluded from the Managed Assets, in each case pursuant to Section 5.4 hereof.

     5.3 Obligations Upon Termination. In the event that this Agreement is terminated pursuant to this Article 3, the obligations of Manager and each Owner pursuant to Section 2.3 and Article 4 shall survive such termination.

     5.4 Transfer of Managed Assets; Exclusion of Managed Assets.

     (a) At Subsequent Closings (defined below), an Owner shall transfer and contribute to Manager and Manager shall receive from such Owner the Managed Assets without additional consideration other than the assumption of all liabilities related to such Managed Assets and the final settlement of all amounts payable with respect to such Managed Assets pursuant to
Section 2.3 and Article 4 hereof. "Subsequent Closings" with respect to any group of Managed Assets relating to a Tower Structure shall be held promptly after (i) the waiver or lapse of any restrictions contained in any

Contract related to such Managed Assets, (ii) the completion of all filings, (iii) the receipt of all necessary consents and approvals, in each case to the extent necessary to permit such contribution in compliance with all Contracts and applicable law, (iv) the delivery of Required BAM Phase I Reports for such Managed Assets, which reports do not reveal any Environmental Condition affecting such Managed Assets, or (v) the completion of the work required under Section 6.1.7 of the Formation Agreement to be performed by BAM (itself or on behalf of another Owner) to remediate any Environmental Conditions affecting such Managed Assets, as applicable. Each Owner shall use commercially reasonable efforts to complete such filings and obtain such consents and approvals that relate to such Owner's Managed Assets. Each Owner shall be responsible for paying any fees and costs required to complete such filings and obtain such consents and approvals that relate to such Owner's Managed Assets provided, however, that no Owner shall be obligated to pay any fee or cost required to obtain any such consent or approval unless the fee or cost is commercially reasonable or expressly payable by the Owner pursuant to the provisions of the Contract or other applicable Managed Asset. At each Subsequent Closing, the Owner and Manager shall execute and deliver a contribution and assignment and instrument of assumption and if applicable, a memorandum of assignment of lease (and any other necessary instrument of transfer) with respect to the applicable Managed Assets and all liabilities related thereto, which shall be in substantially the forms executed and delivered with respect to the BAM Contributed Assets at the Closing under the Formation Agreement. With respect to all of the Managed Assets, BAM hereby makes to Manager, as of the date of this Agreement, the representations and warranties set forth in Section 5.1 of the Formation Agreement (except for the representations and warranties set forth in Sections 5.1.3, 5.1.4 and
5.1.11 (with respect to only those Managed Assets for which BAM has not obtained a Required BAM Phase I Report as of the date of this Agreement) of the Formation Agreement), as if such Managed Assets were BAM Contributed Assets, Tower Structures, Tower Sites, Site Leases and Contracts (as applicable) under the representations and warranties set forth in such
Section 5.1. With respect to each of the Managed Assets, BAM shall be deemed to make the representations and warranties set forth in Sections
5.1.3 and 5.1.4 of the Formation Agreement as of the date of the Subsequent Closing for such Managed Assets, as if such Managed Assets were BAM Contributed Assets under the representations and warranties set forth in such Sections 5.1.3 and 5.1.4. With respect to each of the Managed Assets for which BAM has not obtained a Required BAM Phase I Report as of the date of this Agreement, BAM shall be deemed to make the representations and warranties set forth in Sections 5.1.11 of the Formation Agreement as of the date of the Subsequent Closing for such Managed Asset, as if such Managed Assets were Tower Sites under the representations and warranties set forth in such Section 5.1.11. Manager's remedies and BAM's liabilities for any breach of such representations and warranties relating to the Managed Assets will be the same as those set forth in the Formation Agreement for any other breach by BAM of its representations and warranties contained in the Formation Agreement, and for purposes of such remedies of Manager and liabilities of BAM, BAM's representations and warranties relating to the Managed Assets shall be deemed to be representations and warranties of BAM set forth in the Formation Agreement and, accordingly, subject to the provisions of Article 10 of the Formation Agreement and not subject to the provisions of Article 4 of this Agreement. At Subsequent Closings the Managed Assets shall be transferred and contributed without any further representations and warranties, including without limitation any implied warranties. The transferring and contributing Owner and Manager shall each pay one-half of all state and local sales, documentary and other transfer Taxes, if any, due as a result of the transfer and contribution of each Managed Asset of such Owner that is transferred and contributed to Manager at a Subsequent Closing.

     (b) Under Section 6.1.7 of the Formation Agreement, BAM had the right to exclude any Tower Site from the BAM Contributed Assets if a third party estimate of the total costs and expenses to remediate Environmental Conditions affecting such Tower Site was $150,000 or more. With respect to any Managed Asset that is affected by Environmental Conditions, BAM (for itself or on behalf of another Owner) shall have the right to exclude such Managed Asset from the Managed Assets to be transferred and contributed by the applicable Owner to Manager under this Section 5.4, which right shall be identical to BAM's right to exclude a Tower Site from the BAM Contributed Assets under Section 6.1.7 of the Formation Agreement including, without limitation, subject to the same terms and conditions as those set forth in Section 6.1.7 of the Formation Agreement. If BAM (for itself or on behalf of another Owner) so excludes any Managed Asset from the Managed Assets to be transferred and conveyed to Manager under this Section 5.4, (i) such Managed Asset shall be excluded from the Managed Assets under this Agreement and this Agreement shall terminate with respect to such Managed Asset, and (ii) the applicable Owner shall promptly pay to Manager an amount in cash equal to $320,000.

          (c) The City of Fitchburg, Massachusetts is the lessor under the Site Lease (the "Fitchburg Site Lease") for the Tower Site located in Fitchburg, Massachusetts, known as BAM Project Code Number 959087 (as such site is currently located, the "Fitchburg Tower Site"). The City of Fitchburg has taken the position that the Fitchburg Site Lease is a month to month lease. If the Fitchburg Site Lease is terminated (other than in connection with a replacement site lease being entered into by the applicable Owner or Manager covering the Fitchburg Tower Site), the Fitchburg Site Lease and all other Tower Related Assets that are related to the Fitchburg Site Lease or the Fitchburg Tower Site shall be excluded from the Managed Assets under this Agreement and this Agreement shall terminate with respect to such Managed Asset. If the Fitchburg Site Lease is terminated (other than in connection with a replacement site lease being entered into by the applicable Owner or Manager covering the Fitchburg Tower Site) before March 31, 2009, the applicable Owner shall pay to Manager an amount in cash equal to the product determined by multiplying
(i) $2,667 by (ii) the number of full calendar months remaining between the effective date of the termination of the Fitchburg Site Lease and March 31, 2009.

     5.5 Remedies of the Parties.

     (a) If Manager or any Owner fails to perform any of its obligations under this Agreement and such failure continues for thirty (30) days after written notice from any Owner (if Manager fails to perform), or from Manager (if an Owner fails to perform), any Owner (if Manager fails to perform) or Manager (if an Owner fails to perform) shall have the right (but not the duty), to perform such obligation on behalf and for the account of the breaching party. In such event, the breaching party shall reimburse the performing non-breaching party upon demand for all costs and expenses incurred by the performing non-breaching party in performing such obligations of the breaching party.

     (b) Each of the Owners specifically acknowledges and agrees that the remedy at law for any breach of the covenants contained in Section 5.4 of this Agreement will be inadequate and that Manager, in addition to any other relief available to it under this Agreement, shall be entitled to seek specific performance of such covenants.

     (c) In no event shall any Owner and its Affiliates, or Manager and its Affiliates be liable to the other party hereto for any special, incidental or consequential damages incurred by such other party and caused by or arising out of any breach of any representation, warranty, covenant or agreement contained in this Agreement.

                                 ARTICLE 6.
                               Miscellaneous

     6.1 Dispute Resolution. In the case of any dispute, controversy or claim between or among the parties hereto related to this Agreement or the transactions contemplated hereby or the other documents referred to herein, except for disputes related to obtaining the equitable remedy of specific performance, an injunction or a restraining order (a "Dispute"), the parties will use the procedures set forth in this Section 6.1, in lieu of any party pursuing other available remedies and as the sole remedy, to resolve the Dispute.

          (a) Submission to Arbitration. Any Dispute will be settled by arbitration before three arbitrators in accordance with the Rules of the American Arbitration Association ("AAA") then in effect and as modified by this Section 6.1 or by further agreement of the parties. In addition to what is allowed by the Rules of the AAA, discovery may be conducted according to the Federal Rules of Civil Procedure, to be enforced by the AAA, and if necessary, by a court having jurisdiction. Any such arbitration will be conducted in New York, New York, unless otherwise agreed by the Owners and Manager. The arbitrators will be selected from a panel of persons (such as retired jurists, distinguished legal or business professionals, and similar persons) knowledgeable in the specific areas which may be relevant to the claim, who have had more than ten (10) years of relevant experience in such areas, who have previously acted as arbitrators, and who are generally held in the highest regard among professionals in fields or businesses related or pertinent to such area. Judgment upon the award rendered by the arbitrators may be entered pursuant to applicable arbitration statutes.

          (b) Authority of Arbitrators. The arbitrators will have no authority to award punitive damages nor any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

          (c) Confidentiality. Neither the parties hereto nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of the parties, other than by entry of a judgment upon any arbitration award.

          (d) Cost of Arbitration. The arbitrators will have the authority to award to the prevailing party its attorneys' fees and costs incurred in any arbitration. Absent any such award, each party will bear its own costs incurred in the arbitration. If any party hereto refuses to submit to arbitration any Dispute required to be submitted to arbitration pursuant to this Section 6.1, and instead commences any other proceeding, including, without limitation, litigation (except to the extent otherwise expressly provided in this Agreement), then the party who seeks enforcement of the obligation to arbitrate will be entitled to its attorneys' fees and costs incurred in any such proceeding.

     6.2 Contents of Agreement; Parties in Interest; etc. This Agreement and the other Transaction Documents set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the other Transaction Documents. Any term or provision of this Agreement, or any breach thereof, may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party; provided, however, that any waiver by any party of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar, unless such waiver specifically states that it is to be construed as a continuing waiver.

     6.3 Assignment and Binding Effect. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties, provided that (a) any party may assign this Agreement to one of its Affiliates, (b) any party may assign or transfer this Agreement in connection with a merger, consolidation or other business reorganization (other than a reorganization for the benefit of creditors or a similar proceeding under Title 11 of the United States Code, or any rules or regulations promulgated thereunder) of such party or an Affiliate of such party (including, without limitation, a change in control of any entity which is the ultimate parent of the party), and (c) Manager may collaterally assign its rights hereunder to Lender (for itself and as agent for the other financial institutions that are parties to the Loan Agreement), or grant a security interest in Manager's rights under this Agreement to Lender (for itself and as agent for the other financial institutions that are parties to the Loan Agreement), in each case to secure the obligations owing to Lender and such financial institutions under the Loan Agreement and related loan documents. No such assignment shall relieve an Owner or Manager of their respective obligations hereunder. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the permitted successors and assigns of the Owners and Manager. All references herein to any party shall be deemed to include any successor to such party, including any corporate successor.

     6.4 Notices. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, delivery charges prepaid, or three (3) business days after being sent by registered or certified mail (return receipt requested), postage prepaid, or one (1) business day after being sent by a nationally recognized express courier service, postage or delivery charges prepaid, to the parties at their respective addresses stated below. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within twenty-four (24) hours thereafter by a signed original sent in the manner provided in the preceding sentence. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new address to the other parties in accordance with this Section 6.4, except that any notice of such change of address shall not be effective unless and until received.

          (a)   If to an Owner:

                Name of Owner
                c/o Bell Atlantic Mobile
                180 Washington Valley Road
                Bedminster, NJ 07921
                Attention: David Benson, CFO
                Fax. No.: 908-306-4350
                with a required copy to:

                Bell Atlantic Mobile
                180 Washington Valley Road
                Bedminster, NJ 07921
                Attention: Alison Brotman, Esq.
                Fax. No.: 908-306-6836

          (b)   If to Manager

                Crown Atlantic Company LLC
                c/o Crown Network Systems, Inc.
                375 Southpointe Blvd.
                Canonsburg, Pennsylvania 15317
                Attention:  Brian D. Jacks, President
                Fax No.:  (724) 416-2468

                With required copies to:

                Crown Castle International Corp.
                510 Bering, Suite 500
                Houston, Texas 77057
                Attention:  CEO and General Counsel
                Fax No.:  (713) 570-3150

                and:

                Crown Communication Inc.
                USA Headquarters
                Southpointe
                375 Southpointe Blvd.
                Canonsburg, Pennsylvania 15317
                Attention:  John Kelly, President
                Fax No.:  (724) 416-2468

     6.5 Delaware Law to Govern. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflict of law thereof.

     6.6 No Benefit to Others. Except as expressly provided herein, the representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and they shall not be construed as conferring any rights on any other persons.

     6.7 Table of Contents; Headings. The table of contents and all Section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     6.8 Schedules and Exhibits. All Exhibits, Annexes and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

     6.9 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     6.10 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     6.11 Directly or Indirectly. Any provision in this Agreement referring to action to be taken by any Person, or that such Person is prohibited from taking, shall be applicable whether such action is taken directly or indirectly by such Person.

     6.12 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

     6.13 Relationship. Manager shall perform its duties and obligations hereunder as an independent contractor retained by each of the Owners. No employee of Manager shall for any reason be deemed to be an employee of any Owner and no employee of Manager shall be entitled to participate in or receive any benefit or right as an employee of any Owner under any employee benefit and welfare plan of any Owner as a result of Manager entering into and performing this Agreement. The obligations of the Owners hereunder shall be several and not joint. Nothing contained in this Agreement shall be deemed to create a relationship of employer/employee, master/servant, agency, partnership or joint venture between any of the Owners or any person employed by them and Manager or among any of the Owners. Nothing contained in this Agreement shall be construed as an attempt by an Owner to assign or transfer to Manager any Contract, Governmental Permit, franchise, claim or asset that is by its terms or by Law nonassignable without the consent of any other Person unless such consent or approval shall have been given, or as to which all the remedies for the enforcement thereof available to the Owner would not by Law pass to Manager as an incident of the arrangements provided for by this Agreement.

     6.14 Further Assurances. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                        CROWN ATLANTIC COMPANY, LLC

                                        By: /s/ Brian D. Jacks
                                           -----------------------------
                                           Name:  Brian D. Jacks
                                           Title: President


                                        CELLCO PARTNERSHIP
                                        By  Bell Atlantic Mobile, Inc.
                                        Its Managing General Partner

                                        By: /s/ A. J. Melone
                                           --------------------------------
                                           Name:  A. J. Melone
                                           Title: Vice President
                                                  Network Planning and
                                                  Administration


                                        ALLENTOWN SMSA LIMITED PARTNERSHIP

                                        By: Bell Atlantic Mobile Systems
                                            of Allentown, Inc., its managing
                                            general partner

                                            By: Cellco Partnership, its
                                                managing general partner

                                                By: Bell Atlantic Mobile,
                                                    Inc., its managing
                                                    general partner

                                                By: /s/ A. J. Melone
                                                   ------------------------
                                                   Name:  A.J. Melone
                                                   Title: Vice President
                                                          Network Planning
                                                          and Administration

                                        COLUMBIA CELLULAR TELEPHONE COMPANY

                                        By: Cellco Partnership, its
                                            managing general partner

                                            By: Bell Atlantic Mobile, Inc.,
                                                its managing general partner

                                            By: /s/ A. J. Melone
                                               ----------------------------
                                               Name:  A.J. Melone
                                               Title: Vice President
                                                      Network Planning and
                                                      Administration

                                        NEW YORK SMSA LIMITED PARTNERSHIP

                                        By: Cellco Partnership, its managing
                                            general partner

                                            By: Bell Atlantic Mobile, Inc.,
                                                its managing general partner

                                            By: /s/ A.J. Melone
                                               ----------------------------
                                               Name:  A.J. Melone
                                               Title: Vice President
                                                      Network Planning and
                                                      Administration

                                        ORANGE COUNTY-POUGHKEEPSIE MSA
                                        LIMITED PARTNERSHIP

                                        By: NYNEX Mobile Limited Partnership 2,
                                            its managing general partner

                                            By: Cellco Partnership, its
                                                managing general partner

                                                By: Bell Atlantic Mobile, Inc.,
                                                    its managing general partner

                                                By: /s/ A. J. Melone
                                                   ------------------------
                                                   Name:  A.J. Melone
                                                   Title: Vice President
                                                          Network Planning
                                                          and Administration

                                        WASHINGTON, DC SMSA LIMITED PARTNERSHIP

                                        By: Cellco Partnership, its managing
                                            general partner

                                            By: Bell Atlantic Mobile, Inc.,
                                                its managing general partner

                                            By: /s/ A.J. Melone
                                               ----------------------------
                                               Name:  A.J. Melone
                                               Title: Vice President
                                                      Network Planning and
                                                      Administration